As filed with the Securities and Exchange Commission on March 11, 2024
Registration No. 333-197445

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-197445

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive San Diego, California 92121-1714
(Address of Principal Executive Offices)
(Zip Code)

WILOCITY LTD. US KEY EMPLOYEE SHARE INCENTIVE PLAN, 2007
WILOCITY LTD. ISRAELI KEY EMPLOYEE SHARE INCENTIVE PLAN, 2007
WILOCITY LTD. OPTION AGREEMENTS
(Full title of the plans)

Ann Chaplin
General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-197445) filed by QUALCOMM Incorporated (the “Company”) with the U.S. Securities and Exchange Commission on July 16, 2014 (the “Registration Statement”) to register an aggregate of 152,106 shares of the Company’s common stock, par value $0.0001 per share, for issuance under the Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended, the Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended, and the Wilocity Ltd. Option Agreements, as amended (collectively, the “Wilocity Plans”), each of which was assumed by the Company. As of the date of this Post-Effective Amendment, the Wilocity Plans have terminated, no awards remain outstanding under the Wilocity Plans, and no additional shares will be issued under the Wilocity Plans.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Company hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
24	Power of Attorney (included in signature page to this Registration Statement)

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 11, 2024.

QUALCOMM Incorporated

By:	/s/ Cristiano R. Amon
Cristiano R. Amon
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Cristiano R. Amon and Akash Palkhiwala, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned this Post-Effective Amendment to the Registration Statement on Form S-8 with respect to the Wilocity Ltd. US Key Employee Share Incentive Plan, 2007 and any amendment or amendments thereto, the Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007 and any amendment or amendments thereto, and the Wilocity Ltd. Option Agreements and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cristiano R. Amon	President and Chief Executive Officer, and Director	March 11, 2024
Cristiano R. Amon	(Principal Executive Officer)

/s/ Akash Palkhiwala	Chief Financial Officer and Chief Operating Officer	March 11, 2024
Akash Palkhiwala	(Principal Financial Officer)

/s/ Neil Martin	Senior Vice President, Finance and Chief Accounting Officer	March 11, 2024
Neil Martin	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	March 11, 2024
Sylvia Acevedo

/s/ Mark Fields	Director	March 11, 2024
Mark Fields

/s/ Jeffrey W. Henderson	Director	March 11, 2024
Jeffrey W. Henderson

/s/ Gregory N. Johnson	Director	March 11, 2024
Gregory N. Johnson

/s/ Ann M. Livermore	Director	March 11, 2024
Ann M. Livermore

/s/ Mark D. McLaughlin	Chair	March 11, 2024
Mark D. McLaughlin

Director
Jamie S. Miller

/s/ Irene B. Rosenfeld	Director	March 11, 2024
Irene B. Rosenfeld

/s/ Kornelis (Neil) Smit	Director	March 11, 2024
Kornelis (Neil) Smit

Director
Jean-Pascal Tricoire

Director
Anthony J. Vinciquerra